                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
------

InterWest Bancorp, Inc.

                                                                                                Jurisdiction or
                                                              Percentage                           State of
Subsidiaries (a)                                             of Ownership                       Incorporation
----------------                                             ------------                       ---------------
InterWest Bank                                                   100%                             Washington

Pacific Northwest Bank                                           100%                             Washington

Kittitas Valley Bank, N.A.                                       100%                             Washington

InterWest Financial Services, Inc. (b)                           100%                             Washington

InterWest Insurance Agency, Inc. (b)                             100%                             Washington

InterWest Properties, Inc. (b)                                   100%                             Washington

(a) The operation of InterWest Bancorp's wholly owned subsidiaries are included in InterWest Bancorp's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.

(b)      Wholly owned subsidiary of InterWest Bank.